FIFTH AMENDMENT TO MASTER AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

Among

SPDR SERIES TRUST, SPDR INDEX SHARES, and SSGA ACTIVE TRUST

EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES

AS LISTED ON SCHEDULE B OF THE AGREEMENT,

SEVERALLY AND NOT JOINTLY,

And

STATE STREET BANK AND TRUST COMPANY

This Fifth Amendment (this “Amendment”) dated February 24, 2022, is among SPDR SERIES TRUST, SPDR INDEX SHARES, and SSGA ACTIVE TRUST, each an open-end management investment company, organized as a Massachusetts business trust, on behalf of each of its respective series as listed on Schedule B of the Agreement (defined below), severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (the “Trust”) and STATE STREET BANK AND TRUST COMPANY (“State Street”). The Trust, acting on behalf of each of its series, a “Fund” and collectively, the “Funds”.

Reference is made to the Master Amended and Restated Securities Lending Authorization Agreement dated as of January 6, 2017, between the Funds and State Street, as amended and in effect immediately prior to the date of this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street both desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Schedule B (Funds) to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached to this Amendment.

3. Representations and Warranties. Each party hereto represents and warrants that: (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

5. Effective Date. This Amendment shall be effective as of the date first written above.

[Remainder of the Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

SPDR SERIES TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: Vice President/Deputy Treasurer

SPDR INDEX SHARES, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: Vice President/Deputy Treasurer

SSGA ACTIVE TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: Vice President/Deputy Treasurer

SPDR SERIES TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: Vice President/Deputy Treasurer

STATE STREET BANK AND TRUST COMPANY,

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: Vice President/Deputy Treasurer

Schedule B

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement dated the 6th day of January 2017 between SPDR SERIES TRUST, SPDR INDEX SHARES, and SSGA ACTIVE TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Portfolio Name	Taxpayer Identification Number	Fund Code	Tax Year End
SPDR Index Shares Funds
SPDR Dow Jones Global Real Estate ETF	26-1947861	J711	9/30
SPDR Dow Jones International Real Estate ETF	13-4332931	J738	9/30
SPDR MSCI ACWI ex-US ETF	83-0463548	J710	9/30
SPDR MSCI ACWI IMI ETF	45-4222947	LQ15	9/30
SPDR MSCI ACWI Low Carbon Target ETF	47-1978173	LQ79	9/30
SPDR MSCI EAFE StrategicFactors ETF	46-4902097	LQ41	9/30
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	81-1349516	LQ39	9/30
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	81-1357491	LQ40	9/30
SPDR MSCI Emerging Markets StrategicFactors ETF	46-4936268	LQ42	9/30
SPDR MSCI World StrategicFactors ETF	46-4964850	LQ43	9/30
SPDR S&P China ETF	83-0463564	J729	9/30
SPDR S&P Emerging Asia Pacific ETF	83-0463567	J728	9/30
SPDR S&P Emerging Markets Dividend ETF	27-3918993	J735	9/30
SPDR Portfolio Emerging Markets ETF	83-0463563	J724	9/30
SPDR S&P Emerging Markets Small Cap ETF	26-1702217	J734	9/30
SPDR S&P Global Dividend ETF	46-2434271	J7A1	9/30
SPDR S&P Global Infrastructure ETF	83-0463550	J719	9/30
SPDR S&P Global Natural Resources ETF	27-2999449	J716	9/30
SPDR S&P International Dividend ETF	26-1445966	J715	9/30
SPDR S&P International Small Cap ETF	83-0463552	J730	9/30
SPDR S&P North American Natural Resources ETF	47-5479210	J739	9/30
SPDR Portfolio Developed World ex-US ETF	83-0463554	J720	9/30
SPDR EURO STOXX 50 ETF	04-3669927	ZU3B	9/30
SPDR STOXX Europe 50 ETF	42-1537593	ZU3A	9/30
SPDR Series Trust
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	46-2542481	J9OI	6/30
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	20-8599062	J9HA	6/30
SPDR Portfolio Aggregate Bond ETF	20-8600831	J9HN	6/30
SPDR Bloomberg Barclays Convertible Securities ETF	26-2655273	J9HW	6/30
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	26-2520460	J9HR	12/31
SPDR Bloomberg Barclays High Yield Bond ETF	26-1226059	J9HM	6/30
SPDR Portfolio Intermediate Term Corporate Bond ETF	26-2655153	J9HU	6/30
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	20-8600499	J9HD	6/30
SPDR Bloomberg Barclays International Corporate Bond ETF	27-2228681	J9OA	12/31
SPDR Bloomberg Barclays International Treasury Bond ETF	26-0497008	J9HO	12/31
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	45-3712800	J9OD	6/30

SPDR Bloomberg Barclays Corporate Bond ETF	27-4824014	J9OB	6/30
SPDR Portfolio Long Term Corporate Bond ETF	26-2655232	J9HV	6/30
SPDR Portfolio Long Term Treasury ETF	20-8600546	J9HE	6/30
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	26-2655105	J9HS	6/30
SPDR Portfolio Short Term Corporate Bond ETF	20-8600692	J9LA	6/30
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	45-4350099	J9OG	6/30
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	26-3267006	J9HY	12/31
SPDR Portfolio Short Term Treasury ETF	45-3712964	J9OE	6/30
SPDR Bloomberg Barclays TIPS ETF	20-8600606	J9HF	6/30
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	20-8600784	J9HQ	6/30
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	26-0748494	J9HB	6/30
SPDR ICE BofAML Broad High Yield Bond ETF	45-5017557	J9OM	6/30
SPDR FTSE International Government Inflation-Protected Bond ETF	26-0497085	J9HP	12/31
SPDR Dow Jones REIT ETF	04-3526665	J926	6/30
SPDR FactSet Innovative Technology ETF	47-5603985	J9RE	6/30
SPDR Global Dow ETF	04-3526673	J927	6/30
SPDR NYSE Technology ETF	04-3526664	J920	6/30
SPDR MSCI USA StrategicFactors ETF	47-3408480	LQUS	6/30
SPDR Portfolio Large Cap ETF	14-1937147	J9AB	6/30
SPDR SSGA US Large Cap Low Volatility Index ETF	46-1722218	J512	6/30
SPDR Russell 1000 Low Volatility Focus ETF	47-5505972	J9RD	6/30
SPDR Russell 1000 Momentum Focus ETF	47-5483648	J9RB	6/30
SPDR Russell 1000 Yield Focus ETF	47-5471138	J9RA	6/30
SPDR Portfolio Small Cap ETF	46-2903740	J514	6/30
SPDR SSGA US Small Cap Low Volatility Index ETF	46-1733810	J513	6/30
SPDR Portfolio Total Stock Market ETF	04-3526697	J928	6/30
SPDR Nuveen S&P High Yield Municipal Bond ETF	27-2121189	J9LB	6/30
SPDR Portfolio Mid Cap ETF	14-1937148	J9AF	6/30
SPDR S&P 1500 Momentum Tilt ETF	46-0902576	J511	6/30
SPDR S&P 1500 Value Tilt ETF	45-2783091	J510	6/30
SPDR S&P 400 Mid Cap Growth ETF	14-1937151	J9AM	6/30
SPDR S&P 400 Mid Cap Value ETF	14-1937150	J9AI	6/30
SPDR S&P 500 Fossil Fuel Reserves Free ETF	47-5471690	J9SA	6/30
SPDR Portfolio S&P 500 Growth ETF	04-3526701	J924	6/30
SPDR Portfolio S&P 500 High Dividend ETF	47-5121472	J515	6/30
SPDR Portfolio S&P 500 Value ETF	04-3526672	J925	6/30
SPDR S&P 600 Small Cap ETF	14-1937152	J9AP	6/30
SPDR S&P 600 Small Cap Growth ETF	04-3526668	J922	6/30
SPDR S&P 600 Small Cap Value ETF	04-3526667	J923	6/30
SPDR S&P Aerospace & Defense ETF	65-1276061	J937	6/30
SPDR S&P Bank ETF	14-1937154	J9AS	6/30
SPDR S&P Biotech ETF	76-0808148	J931	6/30
SPDR S&P Capital Markets ETF	14-1937158	J9BA	6/30
SPDR S&P Dividend ETF	14-1937159	J9BF	6/30
SPDR S&P Health Care Equipment ETF	65-1276069	J938	6/30
SPDR S&P Health Care Services ETF	65-1276072	J939	6/30
SPDR S&P Homebuilders ETF	76-0808150	J930	6/30
SPDR S&P Insurance ETF	14-1937157	J9AW	6/30
SPDR S&P Internet ETF	81-2589565	J9RL	6/30
SPDR S&P Metals & Mining ETF	56-2576727	J949	6/30

SPDR S&P Oil & Gas Equipment & Services ETF	56-2576785	J941	6/30
SPDR S&P Oil & Gas Exploration & Production ETF	56-2576784	J942	6/30
SPDR S&P Pharmaceuticals ETF	56-2576781	J943	6/30
SPDR S&P Regional Banking ETF	56-2576775	J947	6/30
SPDR S&P Retail ETF	56-2576776	J944	6/30
SPDR S&P Semiconductor ETF	76-0808151	J932	6/30
SPDR S&P Software & Services ETF	65-1276067	J940	6/30
SPDR S&P Telecom ETF	65-1276076	J945	6/30
SPDR S&P Transportation ETF	65-1276077	J946	6/30
SPDR SSGA Gender Diversity Index ETF	81-0963585	J9RF	6/30
SPDR Wells Fargo Preferred Stock ETF	27-0295512	J934	6/30
SPDR S&P Kensho Intelligent Structures ETF	82-3268954	J9RM	6/30
SPDR S&P Kensho Smart Mobility ETF	82-3380925	J9RN	6/30
SPDR S&P Kensho Future Security ETF	82-3410878	J9RO	6/30
SPDR S&P Kensho New Economies Composite ETF	83-1852548	J9RP	6/30
SPDR S&P Kensho Clean Power ETF	83-1861859	J9RQ	6/30
SPDR S&P Kensho Final Frontiers ETF	83-1875729	J9RS	6/30
SPDR Bloomberg Emerging Markets USD Bond ETF	85-0672281	J9OJ	6/30
SPDR MarketAxess Investment Grade 400 Corporate Bond ETF	87-4043677	J9MI	6/30
SSGA ActiveTrust
SPDR Blackstone / GSO Senior Loan ETF	45-2721271	SMFU	6/30
SPDR DoubleLine Emerging Markets Fixed Income ETF	81-1186084	J9RG	6/30
SPDR DoubleLine Short Duration Total Return Tactical ETF	81-1194648	J9RH	6/30
SPDR DoubleLine Total Return Tactical ETF	47-2823360	MFD2	6/30
SPDR MFS Systematic Core Equity ETF	46-4227987	MFB2	6/30
SPDR MFS Systematic Growth Equity ETF	46-4238154	SMF5	6/30
SPDR MFS Systematic Value Equity ETF	46-4251165	SMF8	6/30
SPDR SSGA Global Allocation ETF	45-4502574	SMFN	6/30
SPDR SSGA Income Allocation ETF	45-2461781	SMFG	6/30
SPDR SSGA Multi-Asset Real Return ETF	45-2461680	SMFB	6/30
SPDR SSGA Ultra Short Term Bond ETF	46-3369981	SMFJ	6/30
SPDR SSGA US Sector Rotation ETF	83-3494142	SMGB	6/30
SPDR SSGA Fixed Income Sector Rotation ETF	83-3512731	SMGD	6/30